UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On June 30, 2008 the Company issued a press release announcing the hiring of PAN Consultants as investor relations counsel. Additionally, the Company announces that it will not proceed with the previously announced joint venture with Monitor Energy.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated June 30, 2008: Sentry Petroleum retains PAN Consultants as Investor Relations Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

RAJ RAJESWARAN Raj Rajeswaran	President, and Director	June 30, 2008